                                                                   EXHIBIT 10.14

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

          This is an Amended and Restated Employment Agreement ("Employment
                                                                 ----------
Agreement") made as of the 18th day of July, 1996, between OVERHEAD DOOR
---------
CORPORATION, an Indiana corporation, the principal place of business of which is in Dallas, Texas (the "Company"), and BRIAN J. BOLTON ("Employee").
                                                        --------
          WHEREAS, the Company and Employee entered into an Amended and Restated Employment Agreement dated as of January 1, 1996 (the "Existing Agreement"),
                                                       ------------------
which is in effect as of the date hereof; and

          WHEREAS, the Company and Employee wish to amend and restate the Existing Agreement in its entirety as of the date hereof;

          NOW, THEREFORE, the Company and Employee hereby agree as follows:

1.   Employment and Term.
     -------------------

          The Company hereby continues to employ Employee, and Employee hereby accepts and agrees to such continued employment, for a term commencing on July 18, 1996 and terminating on July 17, 2001 (the "Term"), subject to earlier
                                                ----
termination in accordance with paragraph 6. The Term shall be automatically extended for additional one-year periods, unless written notice of either party's intention not to extend the Term has been given to the other party at least one year before the end of the then effective Term. The Existing Agreement is superseded in its entirety by this Employment Agreement. Employee shall be employed as Chairman and Chief Executive Officer of the Company, with such duties as may be properly assigned to him from time to time by the Board of Directors of the Company. The services required of Employee hereunder shall be those usually and customarily performed in the position assigned to Employee from time to time and shall be reasonable in terms of usual business practice. During the term of this Employment Agreement, Employee shall not render services to anyone other than the Company and its affiliates and will devote his full business time, attention and best efforts to the business of the Company and its affiliates and to the fulfillment of such duties and responsibilities as may be delegated to him from time to time. The preceding sentence shall not prevent Employee from acting as a director of other corporations with the prior written consent of Sanwa Shutter Corporation ("Parent"). Employee shall not be required
                                       ------
to move his residence or relocate his office or job location outside the City of Dallas, Texas without his consent.

2.   Compensation.
     ------------

          (a)   Base Salary. The Company shall pay to Employee (exclusive of
                -----------
fringe benefits referred to elsewhere in this Employment Agreement and any pension, profit sharing or retirement rights to which Employee is or may become entitled under any pension, profit sharing or retirement plans established and maintained by the Company) salary at the annual rate in effect for Employee immediately prior to the date hereof. Not less often than each January 1 during Employee's employment hereunder, Employee's annual rate of salary will be increased by a percentage determined by the President of Parent but in no event less than the increase in the cost of living as reflected in the Consumer Price Index - U.S. City Average published by the Bureau of Labor Statistics, U.S. Department of Labor. Employee's salary as described in this paragraph 2(a) will be paid monthly in arrears or in accordance with the Company's regular payroll practice.

          (b)   Bonus. In addition to the salary payable to Employee as
                -----
described in paragraph 2(a) above, Employee shall be eligible to participate in the Company's annual bonus plan in accordance with the bonus plan terms and procedures. Under such plan, Employee will be paid: (i) a threshold bonus of 25 percent of his base salary if the Company attains at least 80 percent of its EBITDA Goal for the preceding calendar year, (ii) a target bonus of 65 percent of his base salary if the Company attains at least 100 percent of its EBITDA Goal for the preceding calendar year, or (ii) a maximum bonus of 100 percent of his base salary if the Company attains at least 120 percent of its EBITDA Goal for the preceding calendar year. If the Company does not attain at least 80 percent of its EBITDA Goal for the preceding calendar year, the Board of Directors of the Company, in its sole and absolute discretion, may authorize payment of a bonus to Employee in such amount as it may determine. "EBITDA Goal"
                                                                    -----------
shall have the meaning given such term in the bonus plan. In no event will the amount of the bonus paid to Employee with respect to any calendar year during the Term be less than the amount of the bonus paid to the Company's President and Chief Operating Officer with respect to the same calendar year.

          (c)   Phantom Stock Award. Upon adoption of a phantom stock plan by
                -------------------
the Board of Directors of the Company, Employee will be granted phantom shares representing the right to share in 1.75 percent of the increase in the value of the Company (determined as provided in the plan) during the initial five-year period covered by the plan, subject to the terms and conditions of the plan.

          (d)   Shareholder Value Award. Upon adoption of a shareholder value
                -----------------------
incentive plan by the Board of Directors of the Company, Employee's allocation percentage of the incentive pool under the plan for each year during the Term shall be 20 percent.

3.   Fringe Benefits.
     ---------------

          The Company shall continue to provide Employee benefits substantially similar to those enjoyed by Employee under all the Company's pension, profit sharing and other deferred compensation programs and life insurance, accidental death and dismemberment, medical, disability, dental and major medical and other insurance coverages in which Employee was participating prior to the date hereof, which are listed on Exhibit A hereto. The Company will maintain the rabbi trust established to fund benefits due to Employee under its Supplemental Benefits Plan at a fully funded level at all times. Employee shall also be provided, at the Company's expense, a Cadillac or Lincoln Continental, or comparable car of his choice (or car allowance of $1,000 per month), tax planning assistance and country and athletic club memberships consistent with the Company's practices for senior officers.

4.   Vacation.
     --------

          For each year that this Employment Agreement is in effect, Employee shall be entitled to five weeks' vacation (without deduction in salary or other compensation or benefits). Such vacation shall be taken at such time or times as may be consistent with Employee's duties and responsibilities hereunder.

5.   Reimbursement of Expenses.
     -------------------------

          Employee will be reimbursed for his reasonable and necessary business and traveling expenses in accordance with the Company's policies in effect from time to time.

6.   Termination.
     -----------

          (a)   Termination for Cause. Notwithstanding the foregoing or any
                ---------------------
other provision of this Employment Agreement, the Company may terminate the employment of Employee for "Cause" at any time. "Cause" for purposes hereof
                                                 -----
shall mean the commission by Employee of an act of dishonesty, gross incompetency or intentional or willful misconduct, which act occurs in the course of Employee's performance of his duties as an employee. For purposes of this subsection, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and
 -------
without reasonable belief that such action or omission was in the best interest of the Company. In the event of the termination of Employee's employment pursuant to this paragraph (a) Employee shall immediately cease performing any further duties hereunder, except that if the Company requests, Employee shall assist the Company in the orderly transition of Employee's duties to his successor. Upon such termination, Employee shall be entitled only to his base salary up to the effective date of the termination of his employment, and not thereafter, and shall be entitled to no further compensation or benefits thereafter; provided, however, that for purposes of computing any benefits due to Employee under the Company's Supplement Benefits Plan, Employee shall be credited with "service", as defined in that plan, of not less than 15 years.

          (b)   Termination without Cause, Death or Incapacity. If during the
                ----------------------------------------------
Term the Company shall terminate Employee's employment hereunder for any reason other than for "Cause" as defined in paragraph (a) above, or if Employee shall die or become incapacitated prior to the end of the Term, then Employee (or Employee's estate or beneficiaries) shall be entitled to the payments and benefits set fort in paragraph (d) below. The term "incapacity" shall mean any
                                                    ----------
material physical, mental or other disability rendering Employee incapable of substantially performing his services hereunder either permanently or for a period of more than 180 days. In the event of any dispute between the Company and Employee as to whether Employee is incapacitated as defined herein, the determination of whether Employee is so incapacitated shall be made by an independent physician selected by the Company's Board of Directors and the decision of such physician shall be binding upon the Company and Employee.

          (c)   Termination by Employee for Good Reason. Employee shall be
                ---------------------------------------
entitled to terminate his employment without penalty to him for Good Reason. For purposes hereof, "Good Reason" shall mean the Company's breach in any material
                  -----------
respect of its obligations under this Employment Agreement, including:

          (i)   reduction of Employee's compensation;

          (ii)  reduction of Employee's title or status,

          (iii) elimination of Employee's duties or responsibilities;

          (iv) relocation of Employee without his consent in violation of paragraph 1 above;

          (v) failure to pay Employee's compensation in accordance with this Employment Agreement; and

          (vi) failure of the Company to establish the phantom stock plan and the shareholder value incentive plan referred to in paragraph 2 above.

     Upon a termination by Employee for Good Reason, Employee shall be entitled to the payments and benefits set forth in paragraph (d) below.

          (d) Upon a termination of Employee's employment pursuant to paragraph (b) or (c) above, subject to Employee's compliance with paragraph 7 below,

          (i) Employee shall receive a lump sum payment, payable within tree months after the effective date of termination, of an amount in cash equal to the total salary at the rate in effect on the date of termination that would have been payable for the longer of (A) the remainder of the Term or
     (B) 36 months;

          (ii) Employee shall continue to participate in the Company's bonus plan for the longer of (A) the remainder of the Term or (B) 36 months, provided, however, that for the period after his termination of employment,
     --------  -------
     he shall not be eligible for a bonus in excess of the target bonus of 65 percent of his base salary even if the Company exceeds 100 percent of its EBITDA Goal for the preceding calendar year;

          (iii) Employee shall continue to be covered (or shall be provided substantially equivalent benefits) at the Company's expense to the same extent as prior to his termination by the medical, dental and life insurance benefit plans of the Company, but not its travel/accident insurance and disability insurance plans or retirement plans and retirement programs (or any successor plans or programs in effect on the date of termination) for the remainder of the Term; provided, however, that if
                                                 --------  -------
     Employee during such time period should enter into other employment providing comparable benefits, his participation in the Company's medical, dental and life insurance plans shall cease to the extent of his coverage by his new employer's plans;

          (iv) for purposes of computing any benefits due to Employee under the Company's Supplemental Benefits Plan, the Employee shall be credited with "service", as defined in that plan, of not less than 15 years;

          (v) Employee shall be entitled to the pro rata portion of any awards earned to the date of the termination of his employment under the phantom stock plan and the shareholder value incentive plan.

          (e)   Termination After a Change in Control. In the event that a
                -------------------------------------
Change in Control (as defined below) shall occur during the Term and within 12 months after such Change in Control Employee's employment shall be terminated by the Company without Cause or by Employee for Good Reason (whether or not such termination occurs prior to the end of the Term), Employee shall be entitled to the following payments and benefits in lieu of any entitlement under paragraph 6(d) above, subject to Employee's compliance with paragraph 7 below:

          (i) a lump sum payment, payable within 90 days after the effective date of termination, of an amount in cash equal to the product of (A) the sum of (x) Employee's annual salary at the rate in effect on the date of termination plus (y) the greater of Employee's target bonus under the Company's bonus plan for the year of termination or the avenge of Employee's bonus for the three years preceding the date of termination, multiplied by (B) the greater of three or the number of years and partial years remaining in the Term;

          (ii) Employee shall continue to be covered (or shall be provided substantially equivalent benefits) at the Company's expense to the same extent as prior to his termination by the Company's medical, dental and life insurance plans for the longer of the remainder of the Term or three years, subject to the proviso at the end of paragraph (d)(iii);

          (iii) Employee shall be entitled to the benefits specified in paragraphs (d)(iv) and (v); and

          (iv) if it shall be determined that any payment or distribution by the Company to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Employment Agreement or otherwise (a "Payment"), would be subject to the excise tax
                                -------
     imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Tax"), then the Company shall pay to Employee an
           ----         ----------
     additional payment (a "Gross-Up Payment") in an amount necessary to
                            ----------------
     reimburse Employee, on an after-tax basis, for the Excise Tax and for any federal, state and local income tax and excise tax (including any interest and penalties imposed with respect to such taxes) that may be imposed by reason of the Payment. For purposes of determining the amount of any Gross-Up Payment, Employee shall be deemed to pay federal, state and local income taxes at the highest applicable marginal rate of taxation in the calendar year in which the Gross-Up Payment is to be made. All determinations required to be made under this paragraph (e)(iv), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally-known independent accounting firm mutually agreed upon by the Company and Employee (the "Accounting Firm") which shall provide detailed supporting
                    ---------------
     calculations both to the Company and Employee within 15 business days of the request for such determination. Such request may be made by either party. The Company shall pay the fees and expenses of the Accounting Firm in connection with any determinations hereunder. The Gross-Up Payment shall be paid by the Company within 10 days of the Accounting Firm's determination of the amount thereof.

          For purposes of this paragraph 6(e), "Change in Control" shall mean
                                                -----------------
the happening of any of the following:

          (A) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than Parent, the Company, a subsidiary of either of them, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 50 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company; or

          (B) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (but in no event as a consequence of an initial public offering of the common stock of the Company's sole shareholder, Overhead Door Incorporated, an Indiana corporation, or its successor ("Holdings") or of the Company), less than a majority of the
                   --------
combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company Immediately prior to such transactions; or

          (C) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

          (f) Any purported termination of Employee's employment by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with paragraph 10 hereof. For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall
                         ---------------------
indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provisions so indicated.

7.   Trade Secrets and Employment of Company Employees.
     -------------------------------------------------

          (a) Without the Company's prior written consent, Employee shall not disclose or use at any time, either during or subsequent to his employment by the Company, any material secret or confidential information, whether or not patentable or copyrightable, belonging to the Company, Holdings, Parent or any of their affiliates (the "Company Group") of which Employee becomes informed
                          -------------
during his employment, whether or not developed by Employee, except as required by Employee's duties to the Company. Such material secrets or confidential information shall in any event, without limitation, include:

          (i)    The names of any or all of the customers of the Company Group.

          (ii)   Prices and terms charged to customers.

          (iii)  Prices at which merchandise is purchased by the Company Group.

          (iv) Any aspects of advertising or merchandising programs carried on or planned by the Company Group.

          (v) Any information relating to the Company Group's financial systems and operations, or any part thereof, and any information relating to the Company Group's administration and operations or any part thereof.

          (b) During the term of Employee's employment with the Company and for a period of three years from the date of termination of such employment for whatever reason, Employee shall not, directly or indirectly:

          (i) Induce or attempt to induce away, or aid, assist or abet any other party or person in inducing or attempting to induce away, from his or her employment with the Company Group any other employee of the Company Group.

          (ii) Take away or attempt to take away, or aid, assist or abet any other party or person in taking away or attempting to take away, any customers of the Company Group who were such customers at the date of termination of employment with the Company.

8.   Noncompetition.
     --------------

          During the term of employment with the Company and for a period of two years from the date of termination of such employment, Employee will not, anywhere in the United States, engage, directly or indirectly, whether individually or as a member of a partnership or as an officer, director, investor, stockholder, employee or consultant of a corporation or of any other person, partnership or other entity, in a business which competes with any line of business engaged in by or about to be engaged in by the Company Group on the date of termination of such employment. The ownership by Employee of three percent or less of the outstanding stock of any corporation engaged in any such competitive business, but whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, shall not be deemed a violation by Employee of this paragraph 8 provided that Employee shall not be an officer, director or employee of, or a consultant to, such corporation.

          Notwithstanding the foregoing, the provisions of this paragraph 8 shall not be applicable if (but only if) Employee's employment is terminated without Cause or Employee terminates this Employment Agreement for Good Reason.

          In the event that for any reason there should be a determination by a court of competent jurisdiction that the provisions of this paragraph 8 are too broad or unreasonable or unenforceable as such, such provisions shall be deemed modified, and fully enforceable as so modified, to the extent that such a court would find them to be fair, reasonable and enforceable under the circumstances.

9.   Entire Employment Agreement.
     ---------------------------

          This Employment Agreement (a) contains the entire agreement concerning employment arrangements between the Company and Employee, (b) supersedes arid replaces any previously dated agreement relating to such employment including, without limiting the generality of the foregoing, any plan, arrangement or agreement heretofore entered into between the parties or instituted for the benefit of Employee, and (c) may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, extension, modification or discharge is sought.

10.  Notices.
     -------

          Any notice required or permitted to be given under this Employment Agreement shall be sufficient if in writing, and sent by registered or certified mail, in the case of the Employee, to 5637 Bent Tree Drive, Dallas, Texas 75248, or in the case of the Company, to it, 6750 LBJ Freeway, Dallas, Texas 75240,
Attention: General Counsel, with a copy to Sanwa Shutter Corporation, 1-1, Nishi-Shinjuku 2-chome, Shinjuku-ku, Tokyo, Japan, Attention: President and to John J. Cannon, III, Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

11.  Assignment.
     ----------

          This Employment Agreement shall enure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and Employee, his heirs, personal representatives and permitted assigns, but may not be assigned by Employee without the Company's prior written consent.

12.  Severability.
     ------------

          In the event any term, paragraph or provision of this Employment Agreement or its application to any circumstances shall to any extent be deemed invalid or unenforceable, the remainder of this Employment Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.  Governing Law.
     -------------

          This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to choice of law provisions .

14.  No Mitigation.
     -------------

          Employee shall not be required to mitigate the amount of any payment provided for in this Employment Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Employment Agreement be reduced by any compensation earned by Employee as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Employee to the Company, or otherwise except as specifically provided in this Employment Agreement.

15.  Legal Expenses.
     --------------

          In the event that Employee institutes any legal action to enforce his rights under, or to recover damages for breach of this Employment Agreement, Employee, if he is the prevailing party, shall be entitled to recover from the Company all attorney's fees, expenses and disbursements incurred by him.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                                OVERHEAD DOOR CORPORATION


                                                By: /s/ T. TAKAYAMA
                                                   -----------------------------
                                                     Toshitaka Takayama
                                                Its: Director

                                                /s/ BRIAN J. BOLTON
                                                --------------------------------
                                                Brian J. Bolton

                                   EXHIBIT A

1. Overhead Door Corporation Personal Accident Insurance Plan for Salaried Employees

2.  Overhead Door Corporation Supplemental Benefits Plan

3.  Overhead Door Corporation Group Insurance Plan (Life, Health, Dental)

4.  Overhead Door Corporation Group Welfare Benefit (Long-Term Disability)

5.  Short-Term Disability for Salaried Employees

6.  Overhead Door Corporation Salaried Employee Pension Plan

7.  MAP-Overhead Door Corporation Money Accumulation Plan

8.  Group Universal Life Insurance Program